S T R U C T U R E D  I N V E S T M E N T S

Client Strategy Guide: November 2011 Offerings

                                                               [GRAPHIC OMITTED]

                                                         Free Writing Prospectus
                                                          Dated November 3, 2011
                                           Registration Statement No. 333-156423
                                                      Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc., and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: November 2011 Offerings                    Page 2

Table of Contents

 Important Information Regarding Offering Documents               page 3
 Selected Features and Risk Disclosures                           page 4
 Structured Investments Spectrum                                  page 5

Tactical Offerings

Offerings with terms of 18 months or less

                                                                  page 6
                                                                  page 7
Enhanced Yield                                                    page 8

Leveraged Performance                                             page 9
                                                                  page 10

Strategic Offerings
Offerings with terms of more than 18 months

                              Trigger Jump based on the SandP 500(R) Index (SPX) by Morgan Stanley        page 11
                              Trigger Jump based on the iShares(R) MSCI Emerging Markets Index
                              Fund (EEM) by Morgan Stanley                                                page 12
Leveraged Performance
                              Trigger Jump based on a Basket of Four Emerging Markets Currencies
                              Relative to the U.S. Dollar by Morgan Stanley                               page 13

Market-Linked Notes and       Equity-Linked Note based on the SandP 500(R) Index (SPX) by Morgan Stanley  page 14
Market-Linked Deposits -                                                                                  page 15
FDIC Insured
Selected Risks and Considerations                                                                         page 16

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

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Client Strategy Guide: November 2011 Offerings                    Page 3

IMPORTANT INFORMATION REGARDING OFFERING DOCUMENTS

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked
Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

ADDITIONAL INFORMATION FOR SEC REGISTERED (PUBLIC) OFFERINGS

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

For Registered Offerings Issued by Morgan Stanley:

Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

THE SECURITIES DESCRIBED HEREIN (OTHER THAN THE MARKET-LINKED CERTIFICATES OF
DEPOSIT) ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS
OF, OR GUARANTEED BY, A BANK.

ADDITIONAL INFORMATION FOR MARKET-LINKED CERTIFICATES OF DEPOSIT (MLDS)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number
1-800-584-6837.

EACH ISSUER LISTED ABOVE IS THE ISSUER FOR OFFERINGS ONLY WHERE EXPRESSLY
IDENTIFIED. NONE OF THE ISSUERS ARE RESPONSIBLE FOR THE FILINGS MADE WITH THE
SEC BY THE OTHER ISSUERS IDENTIFIED IN THIS DOCUMENT.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

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Client Strategy Guide: November 2011 Offerings          Page 4

Selected Features and Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies and interest rates

o    Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

THE AFOREMENTIONED RISKS ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE RISKS
ASSOCIATED WITH A PARTICULAR STRUCTURED INVESTMENT OFFERING. BEFORE YOU INVEST
IN ANY STRUCTURED INVESTMENT, YOU SHOULD THOROUGHLY REVIEW THE PARTICULAR
INVESTMENT'S PROSPECTUS AND RELATED OFFERING MATERIALS FOR A COMPREHENSIVE
DESCRIPTION OF THE RISKS AND CONSIDERATIONS ASSOCIATED WITH THE OFFERING.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

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Client Strategy Guide: November 2011 Offerings                Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Market-Linked Deposits - FDIC Insured, Market-Linked
Notes, Risk Enhanced Yield, Leveraged Performance and Access.

Market-Linked Deposits - FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

?    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

?    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

?    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

?    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

?    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

?    May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings       Page 6

[Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings          Page 7

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings                     Page 8

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings                     Page 9

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings                   Page 10

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

MorganStanley SmithBarney

Client Strategy Guide: November 2011 Offerings | Page 11

Opportunities in U.S. Equities

Leveraged Performance

Trigger Jump based on the S&P 500® Index (SPX)

Strategy Overview	• Opportunity to earn the greater of a fixed upside payment *and* a payment based on the performance of the S&P 500® Index if the S&P 500® Index has appreciated as of the valuation date • Limited protection against negative performance of the S&P 500® Index • May be appropriate for investors who anticipate a price appreciation of the S&P 500® Index and are seeking limited protection against loss of principal • The loss protection applies only if the S&P 500® Index closes at or above the specified downside threshold on the valuation date

Risk Considerations	✓ All principal is at risk under the terms of the Trigger Jump ✓ Full downside exposure to the negative performance of the S&P 500® Index if the S&P 500® Index closes below the downside threshold on the valuation date ✓ Does not provide for current income; no interest payments

The Trigger Jump Securities offer the opportunity to earn a return based on the performance of the S&P 500® Index. Unlike ordinary debt securities, the Trigger Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the S&P 500® Index, as determined on the valuation date. If the underlying index appreciates at all on the valuation date, you will receive for each security that you hold at maturity a minimum of $3.00 to $3.50 in addition to the stated principal amount. If the underlying index appreciates by more than 30% to 35% on the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the underlying index. However, if the underlying index declines in value by more than 35% on the valuation date from its initial value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value from the initial index value. This amount will be less than $6.50 per security and could be zero. **Accordingly, investors may lose their entire initial investment in the securities.** The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	S&P 500® Index (SPX)
Maturity Date	November , 2014 (approximately 2 years)
Payment at Maturity	• If the Final Index Value is greater than the Initial Index Value: $10 + the *greater* of (i) $10 x the Index Percent Change and (ii) the Upside Payment • If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to the Downside Threshold, meaning the value of the Underlying Index has remained unchanged or has declined by no more than 35% from the Initial Index Value: $10 • If the Final Index Value is less than the Downside Threshold, meaning the value of the Underlying Index has declined by more than 35% from the Initial Index Value: $10 x the Index Performance Factor *This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.*
Upside Payment	$3.00 to $3.50 per security (30% to 35% of the Stated Principal Amount), to be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold	65% of the Initial Index Value
Index Performance Factor	Final Index Value / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	November , 2014, subject to postponement for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – November 22, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings            Page 12

Opportunities in International Equities                    [GRAPHIC OMITTED]

Opportunities in International Equities

Leveraged Performance |_| Trigger Jump based on the iShares(R) MSCI Emerging
Markets Index Fund (EEM)

Strategy
Overview

Opportunity to earn the greater of a fixed upside payment and a payment based on the performance of the shares of the iShares(R) MSCI Emerging Markets Index Fund if the underlying shares have appreciated as of the valuation date

Limited protection against negative performance of the underlying shares

May be appropriate for investors who anticipate a price appreciation of the underlying shares and are seeking limited protection against loss of principal

The loss protection applies only if the underlying shares close at or above the specified downside threshold on the valuation date

Risk  Considerations

|X|  All principal is at risk under the terms of the Trigger Jump

|X|  Full downside exposure to the negative performance of the underlying shares if the underlying shares close below the downside threshold on the valuation date

|X|  Does not provide for current income; no interest payments

|X|  Risks associated with foreign (and especially emerging markets) securities

The Trigger Jump Securities offer the opportunity to earn a return based on the performance of the shares of the iShares(R) MSCI Emerging Markets Index Fund.
Unlike ordinary debt securities, the Trigger Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the underlying shares, as determined on the valuation date. If the underlying shares appreciate at all on the valuation date, you will receive for each security that you hold at maturity a minimum of $2.80 to $3.30 in addition to the stated principal amount. If the underlying shares appreciate by more than 28% to 33% on the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the underlying shares.
However, if the underlying shares decline in value by more than 35% on the valuation date from its initial price, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final share price from the initial share price. This amount will be less than $6.50 per security and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan
Stanley.

Issuer

Morgan Stanley

Underlying Shares

Shares of the iShares(R) MSCI Emerging Markets Index Fund (EEM)

Maturity Date

November , 2014 (approximately 3 years)

Payment at Maturity

 If the Final Share Price is greater  than the Initial  Share  Price:

$10 + the greater of (i) $10 x the Share Percent Change and (ii) the Upside
Payment

If the Final Share Price is less than or equal to the Initial Share Price but greater than or equal to the Downside Threshold, meaning the price of the
Underlying Shares has remained unchanged or has declined by no more than 35%
from the Initial Share Price:

$10

 If the Final Share Price is less than the Downside Threshold, meaning the price of the  Underlying  Shares has declined by more than 35% from the Initial  Share
Price:

$10 x Share Performance Factor. This amount will be less than the Stated
Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.

Upside Payment

$2.80 to $3.30 per security (28% to 33% of the Stated Principal Amount), to be determined on the Pricing Date

Share Percent Change

(Final Share Price - Initial Share Price) / Initial Share Price

Downside Threshold

65% of the Initial Share Price

Share Performance Factor Final

Share Price / Initial  Share Price

Initial Share Price

The closing price of one Underlying Share on the Pricing Date

Final Share Price

The closing value of the Underlying Index on the Valuation Date

Valuation Date

The closing price of one Underlying Share on the Valuation Date times the
Adjustment Factor on such date

Adjustment  Factor

1.0, subject to adjustment in the event of certain events affecting the
Underlying Shares Issue Price/Stated Principal Amount $10 per security

Listing

The securities will not be listed on any securities  exchange.

Expected  Pricing  Date(1)

This offering is expected to close for ticketing on Tuesday - November 22, 2011.

1    Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

MorganStanley SmithBarney

Client Strategy Guide: November 2011 Offerings Page 13

Opportunities in Currencies

Leveraged Performance

Trigger Jump based on a Basket of Four Emerging Markets Currencies Relative to the U.S. Dollar

Strategy Overview

- Opportunity to earn a fixed upside payment if the basket of currencies has appreciated relative to the U.S. dollar as of the valuation date
- Limited protection against negative performance of the basket of currencies relatives to the U.S. dollar
- May be appropriate for investors who anticipate a price appreciation of the underlying basket of currencies relative to the U.S. dollar and are seeking limited protection against loss of principal
- The loss protection applies only if the underlying basket of currencies closes at or above the specified trigger threshold on the valuation date

Risk Considerations

- ✓ All principal is at risk under the terms of the Trigger Jump
- ✓ Full downside exposure to the basket of currencies if the value of the basket of currencies declines so that it is below the trigger threshold on the valuation date
- ✓ Does not provide for current income; no interest payments
- ✓ Risks associated with an investment linked to currencies, in general, and emerging markets currencies, in particular
- ✓ Limit on contribution of each basket currency to 100% but no limit on the downside exposure to that basket currency

Unlike ordinary debt securities, the Trigger Jump Securities do not pay interest and do not guarantee the return of any principal at maturity. Instead, at maturity you will receive for each $1,000 security that you hold an amount in cash based on the performance of the basket of four emerging markets currencies relative to the U.S. dollar. The payment at maturity will be (i) a fixed payment of $1,350 to $1,400 per security if the basket appreciates at all relative to the U.S. dollar, (ii) $1,000 per security if the basket remains unchanged or weakens relative to the U.S. dollar such that the basket performance is zero or negative but greater than or equal to the trigger threshold of −20%, and (iii) less, and possibly significantly less, than $800 per security if the basket weakens relative to the U.S. dollar such that the basket performance is less than the trigger threshold of −20%. **Investors may lose their entire initial investment in the securities.** The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**			
Basket	Basket Currency	Weighting	Basket Currency	Weighting
	Brazilian real ("BRL")	25%	Indian rupee ("INR")	25%
	Russian ruble ("RUB")	25%	Chinese renminbi ("CNY")	25%
Maturity Date	November 21, 2013 (approximately 2 years)			
Payment at Maturity	• If the basket of currencies appreciates relative to the U.S. dollar and therefore the Basket Performance is positive: $1,000 + the Upside Payment • If the basket of currencies remains unchanged or weakens relative to the U.S. dollar such that the Basket Performance is zero or negative but greater than or equal to the Trigger Threshold: $1,000 • If the basket of currencies weakens relative to the U.S. dollar such that the Basket Performance is less than the Trigger Threshold: $1,000 x (1 + the Basket Performance) *This amount will be less than $800 and could be zero. There is no minimum payment at maturity.*			
Upside Payment	$350 to $400 (35% to 40% of the Stated Principal Amount). The actual Upside Payment will be determined on the Pricing Date.			
Trigger Threshold	-20%			
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies			
Currency Performance	With respect to each basket currency: 1 – (Final Exchange Rate / Initial Exchange Rate) *This formula effectively limits the contribution of each basket currency to 100% but does not limit the downside exposure to that basket currency.*			
Currency Performance Value	With respect to each basket currency, currency performance x weighting			
Initial Exchange Rate	With respect to each basket currency, the exchange rate on the Pricing Date			
Final Exchange Rate	With respect to each basket currency, the exchange rate on the Valuation Date			
Exchange Rate	With respect to each basket currency, the rate for conversion of units of such basket currency into one U.S. dollar			
Valuation Date	November 18, 2013, subject to adjustment for non-currency business days			
Issue Price/Stated Principal Amount	$1,000 per security			
Listing	The securities will not be listed on any securities exchange.			
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – November 22, 2011.			

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

MorganStanley SmithBarney

Client Strategy Guide: November 2011 Offerings Page 14

Opportunities in U.S. Equities

Access ○ Equity-Linked Note based on the S&P 500® Index (SPX)

Strategy Overview

- Opportunity to gain exposure to the S&P 500® Index
- Repayment of principal at maturity, plus either a supplemental redemption amount based on the value of the underlying index on the determination date (if the underlying index has appreciated) or a fixed return of $1.20 to $1.40, to be determined on the pricing date (if the value of the underlying index has remained the same or depreciated)
- 100% participation in any appreciation of the underlying index over the term of the notes
- No exposure to any decline of the underlying index

Risk Considerations

- ✓ Repayment of principal is available only at maturity and is subject to issuer's credit
- ✓ Does not provide for current income; no interest payments
- ✓ If the underlying index appreciates by less than 12% to 14%, the supplemental redemption amount payable at maturity will be less than the fixed return which would have been payable if the underlying index had declined or had not appreciated in value

Equity-Linked Notes offer investors exposure to the performance of equities or equity indices and provide for the repayment of principal at maturity. They are for investors who are concerned about principal risk but seek an equity-based return, and who are willing to forgo yield and some upside in exchange for the repayment of principal plus a minimum return at maturity. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Maturity Date	November , 2017 (approximately 6 years)
Underlying Index	S&P 500® Index (SPX)
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value: $10 + Supplemental Redemption Amount • If the Final Index Value is *less than or equal to* the Initial Index Value: $10 + Fixed Return
Supplemental Redemption Amount	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate
Participation Rate	100%
Fixed Return	$1.20 to $1.40 per note (12% to 14% of the Stated Principal Amount), to be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The Index Closing Value on the Pricing Date
Final Index Value	The Index Closing Value on the Determination Date
Determination Date	November , 2017, subject to postponement for non-index business days and certain market disruption events
Listing	The securities will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – November 22, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings               Page 15

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings                 Page 16

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker -dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker- dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

Client Strategy Guide: November 2011 Offerings                  Page 17

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011

MorganStanley
SmithBarney

Client Strategy Guide: November 2011 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500® and "S&P GSCI™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

Copyright © by Morgan Stanley 2011, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2011